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                                                                    Exhibit 23.1
                                                                    ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement of Form S-3 (No. 33-77024) and in the Registration Statements on Form S-8 (No. 33-85692, No. 33-50564, No. 33-56756, No. 33-67160, No. 33-73680, No. 33-98750, No. 33-92302, No. 333-242, No.
333-5719, No. 333-5721, No. 333-24207, No. 333-27089, No. 333-27091, No. 333-
39093, and No. 333-39095) of Callaway Golf Company of our report dated January 28, 1998, except as to Note 14, which is as of February 11, 1998, appearing on page 47 of the Annual Report to Shareholders which is incorporated in the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on Financial Statement Schedule, which appears on page 21 of this Form 10-K.



/s/  PRICE WATERHOUSE LLP

San Diego, California
March 26, 1998